KIRKPATRICK & LOCKHART LLP
                   1800 MASSACHUSETTS AVENUE, N.W. 2ND FLOOR
                          WASHINGTON, D.C. 20036-1800

                                 June 18, 2000


We hereby consent to the use of our legal opinion regarding the legality of issuance of shares and other matters filed as Exhibit 10 of Post-Effective Amendment No. 93 to the Registrant's Registration Statement on Form N-1a filed on December 13, 1994, which opinion is incorporated by reference as an exhibit to this Registration Statement on Form N-14. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulation of the Securities and Exchange Commission thereunder.


                                                  /s/ KIRKPATRICK & LOCKHART LLP